Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Beth Coronelli
312-564-6052
bcoronelli@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Present at Keefe, Bruyette & Woods

and Raymond James & Associates’ Conferences

CHICAGO, February 18, 2011 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it will present at the Keefe, Bruyette & Woods Bank Conference in Boston, Massachusetts on Wednesday, March 2, 2011, at 8:00 a.m. Eastern Time.  A live webcast of this presentation will be available at the following address: http://www.kbw.com/news/conferenceBostonBank2011_Webcast.html.

The Company will also present at the Raymond James & Associates 32nd Annual Institutional Investors Conference in Orlando, Florida on Wednesday, March 9, 2011, at 7:30 a.m. Eastern Time.  A live webcast of this presentation will be available at the following address: http://www.wsw.com/webcast/rj62/pvtb/.

Investors may also access the webcasts for the presentations at the Company’s website at www.theprivatebank.com during the conference time and for seven days following each conference date.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of December 31, 2010, the Company had 34 offices in 10 states and $12.5 billion in assets. Our website is www.theprivatebank.com.

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